EXHIBIT 99.2


                          Notice of Guaranteed Delivery

                                  For Tender of
                  10 1/4% Senior Subordinated Notes due 2008 in
               Exchange for Registered 10 1/4% Senior Subordinated
                                 Notes due 2008

                                       of

                                   NEFF CORP.

        This form must be used to accept the Exchange Offer of Neff Corp. (the "Company") made pursuant to the Prospectus dated _________________, 1999 (the "Prospectus") if certificates for the 10 1/4% Senior Subordinated Notes due 2008 (the "Old Notes") of the Company are not immediately available or if the Old Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

                  The Exchange Agent for the Exchange Offer is:

                        State Street Bank & Trust Company

                    BY MAIL:                                    OVERNIGHT COURIER:
       State Street Bank & Trust Company                State Street Bank & Trust Company
           Corporate Trust Department                       Corporate Trust Department
                  P.O. Box 778                               Two International Place
          Boston, Massachusetts 02102                      Boston, Massachusetts 02110
              Attention: _________                             Attention: _________

      BY HAND IN NEW YORK (AS DROP AGENT):                      BY HAND IN BOSTON:
    State Street Bank & Trust Company, N.A.             State Street Bank & Trust Company
                  61 Broadway                                Two International Place
       15th Floor, Corporate Trust Window            Fourth Floor, Corporate Trust Department
            New York, New York 10006                       Boston, Massachusetts 02110

            FACSIMILE TRANSMISSION:                           CONFIRM BY TELEPHONE:
        (For Eligible Institutions Only)                          (617) 664-5314
                 (617) 664-5290

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

         Delivery of this instrument to an address, or transmission of instructions via a facsimile, other than as set forth above, does not constitute a valid delivery.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Neff Corp., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, __________________ ________________________________________________ (number of Old Notes) Old Notes pursuant to the guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

               NOTE:    SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Old Notes (if
available)                                        Name(s) of Record Holder(s)


 --------------------------------------------      ------------------------------------------------
                                                               Please Print or Type
 --------------------------------------------
                                                  Address  ----------------------------------------

                                                  -------------------------------------------------

                                                  Area Code & Tel. No. ----------------------------

                                                  Signature(s) ------------------------------------

                                                  -------------------------------------------------

                                                  Dated: ------------------------------------------


           This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

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

                       Please print name(s) and addresses)

Name(s):-----------------------------------------------------------------------

Capacity:----------------------------------------------------------------------

Address(es):-------------------------------------------------------------------


           The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

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

                                    GUARANTEE
                    (Not to be used for signature guarantee)

           The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 10b-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with Rule l0b-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of certificates for the Old Notes tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within three business days after the date of the execution of the Notice of Guaranteed Delivery. The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

Name of Firm________________________________     ______________________________
                                                      Authorized Signature

Address_____________________________________     Name__________________________
                                                        Please Print or Type
____________________________________________
                    Zip Code                     Title_________________________

Area Code and Tel. No.______________________

Dated:______________________________________     Date__________________________


NOTE: DO NOT SEND OLD NOTES WITH THIS FORM; OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE BUSINESS DAYS AFTER THE DATE OF THE EXECUTION OF THE NOTICE OF GUARANTEED DELIVERY.

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